UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2025

Hawkins, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate,	Roseville,	Minnesota	55113
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HWKN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
At our annual meeting of shareholders held July 30, 2025, the following proposals, each as described in further detail in the definitive proxy statement filed by our company on June 18, 2025, were voted upon by our shareholders as set forth below:

Proposal One – Election of Directors
Our shareholders elected each of the eight nominees to our Board of Directors, based on the following votes:

Director Nominee	For	Withheld	Broker Non-Vote
James A. Faulconbridge	13,417,459	1,327,965	2,190,871
Patrick H. Hawkins	14,614,927	130,497	2,190,871
Yi "Faith" Tang	14,724,250	21,174	2,190,871
Mary J. Schumacher	14,346,477	398,947	2,190,871
Daniel J. Stauber	14,462,818	282,606	2,190,871
James T. Thompson	14,316,125	429,299	2,190,871
Jeffrey L. Wright	14,319,040	426,384	2,190,871
Jeffrey E. Spethmann	14,719,704	25,720	2,190,871

Proposal Two – Vote to Ratify the Appointment of Deloitte & Touche LLP
Our shareholders ratified the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending March 29, 2026 as disclosed in the above-referenced proxy statement, based on the votes listed below:

For	Against	Abstain	Broker Non-Vote
16,912,506	20,135	3,654	—

Proposal Three – Advisory Vote to Approve Executive Compensation
Our shareholders approved, on a non-binding advisory basis, the compensation of our executive officers ("say-on-pay") as disclosed in the above-referenced proxy statement, based on the votes listed below:

For	Against	Abstain	Broker Non-Vote
14,131,359	594,854	19,211	2,190,871

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: August 1, 2025	By:	/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary